Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the S-4 Registration Statement No. 333-263313 on Form S-8 of Princeton Bancorp, Inc. of our report dated March 24, 2023, relating to the consolidated financial statements of The Bank of Princeton, the wholly owned subsidiary of Princeton Bancorp, Inc., appearing in the Annual Report on Form 10-K of Princeton Bancorp, Inc. for the year ended December 31, 2022.

Wolf & Company, P.C.

July 5, 2023